[NAMED EXECUTIVE] AMENDED AND RESTATED

TERMS OF EMPLOYMENT/

LETTER OF UNDERSTANDING AND SALARY CONTINUATION AGREEMENT

     Ruth’s Chris Steak House, Inc. (hereafter referred to as “Employer”) and
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, (hereinafter referred to as “Employee”) agree upon the following terms of employment of Employee by Employer.

     1. Duties. Employee shall be employed during the term of this Agreement as set forth in Section 3 in the position of
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. Employee will advance the best interests of Employer at all times during his employment and shall at all such times faithfully, industriously and to the best of his ability, perform all duties as may be required of him by virtue of his title and position and in accordance with the job description for his title and position as established by the Employer’s Board of Directors and/or its Designee from time to time. Employee shall comply with any and all written personnel policies and employment manuals of Employer in the conduct of his duties.

     2. Extent of Service. Employee shall devote his full time and best efforts to the performance of his duties. Employee shall not engage in any business or perform any services in any capacity that would, in the reasonable judgment of Employer, interfere with the full and proper performance by Employee of his duties.

     3. Term / Annual Renewals. This Agreement shall expire and terminate and be of no further effect (with the exception of terms herein which by their terms survive the termination of this Agreement) on the close of business of the third anniversary of the date this Agreement was first executed (the “Termination Date”), provided; however, that this Agreement shall automatically renew and extend for additional, one (1) year terms if Employee is not otherwise in default, and remains in the employ of the Employer.

4. Compensation.

     a. Salary For all duties to be performed by Employee in the capacity reference hereunder, Employee shall receive an annual base salary of [$____], effective January 1, 20__, subject to annual review by the Compensation Committee and Board of Directors.

     b. Bonus Employee will be entitled to a discretionary bonus targeted at ____ percent (__%) of his base salary, subject to the budgetary and performance targets as defined by the Board of Directors on an annual basis, pursuant to the Company’s Executive Bonus Plan (“Plan”) and which may be increased or decreased according to the Plan.

     c. Automobile Allowance Employee shall also receive a month automobile allowance of at least [$___] per month during the term of this Agreement.

5. Benefits.

     a. Vacation/Leave - Employee shall be entitled to three (3) weeks of paid vacation per calendar year (four (4) weeks after 10 years of service), with normal sick and holiday leave as defined by Employer’s policies.

     b. Benefit Plan - Employee shall be eligible to participate in the health and welfare plans provided by Employer.

     c. Retirement Benefits - Employee will be eligible for all applicable retirement benefits offered by Employer, if any.

     d. Reimbursement of Expenses - Employer agrees to reimburse Employee for reasonable and appropriate Employer-related expenses (as determined by Employer) paid by Employee in furtherance of his duties, including, but not limited to, travel expenses, entertainment expenses and automobile expenses, upon submission of proper accounting records for such expenses. Employer agrees to reimburse Employee for in-transition living expenses and moving expenses pursuant to its written relocation policy.

6. Disability of Incapacity of Employee.

     If, for a period of ninety (90) consecutive days during the terms of this Employment Agreement, Employee is disabled or incapacitated for mental, physical or other cause to the extent that he is unable to perform his duties as herein contemplated during said ninety (90) consecutive days, Employer shall immediately thereafter have the right to terminate this Employment Agreement upon providing ten (10) days written notice to Employee and shall be obligated to pay Employee compensation up to the effective date of said termination. The right of termination in this section in no way affects or diminishes other rights of termination as stated in this Employment Agreement.

7. Termination.

     a. Notwithstanding any other provision hereof, Employee’s employment shall be terminated immediately upon: 1) his death; 2) notice after disability as defined in Section 6; or

3)	Employee’s discharge for Cause. b. For purposes of this Agreement, “Cause” shall mean (i) Employee’s theft or embezzlement, or attempted theft or embezzlement, of money or property of Employer, his perpetuation or attempted perpetuation of fraud, or his participation in a fraud or attempted fraud, on Employer or his unauthorized appropriation of, or his attempt to misappropriate, any tangible or intangible assets or property of Employer, (ii) any act or acts of disloyalty, misconduct or moral turpitude by Employee injurious to the interest, property, operations, business or reputation of Employer or his commission of a crime which results in injury to Employer or (iii) his willful disregard of lawful directive given by a superior or the Board or a violation of an Employer employment policy.

     c. Should Employee terminate Employee’s employment for cause, as defined in Section 7.b, then Employee is entitled to no more than his salary through the date of termination and any unused vacation days.

     d. Employer reserves the right to terminate Employee’s employment without cause, as defined in Section 7.b. However, in the event that occurs, then: 1) Employee shall receive 12 monthly payments in the aggregate equal to Employee’s prior 12 months base salary compensation; 2) Employee shall receive 12 monthly payments in the aggregate equal to fifty-percent (50%) of Employee’s prior year bonus compensation; 3) Employee will be eligible to receive 12 months continued health, welfare and retirement Benefits (as defined hereinabove), according to the same terms and conditions Employee would have been entitled to had Employee’s employment with Employer not been terminated; 4) 12 monthly payments of the automobile allowance Employee would have been entitled to had Employee’s employment with Employer not been terminated; and 5) all vesting rights of Employee’s stock options and restricted stock granted during Employee’s tenure shall continue for 12 months post-termination. Employer has the option of paying this severance on a monthly or lump sum basis. The payment of all amounts under this Section 7.d is contingent on Employee’s compliance with Sections 8 and 9.

     e. Should Employee resign his employment for Good Reason, as defined below, Employee will receive the identical compensation and benefit payments set forth in section 7.d (1-5). Employer has the option of paying this severance on a monthly or lump sum basis. The payment of all amounts under this Section 7(e) is contingent upon Employee’s compliance with Sections 8 and 9.

     f. For purposes of this Agreement, “Good Reason” shall mean (i) the assignment by the Board to Employee of any material duties that are clearly inconsistent with Employee’s status, title and position as
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; or (ii) a failure by Employer to pay Employee any amounts required to be paid under this Agreement, which failure continues uncured for a period of 15 days after written notice thereof is given by Employee to the Board.

     g. Employee understands that should Employee resign his employment without Good Reason, then Employee is entitled to no more than his salary through the date of termination (said termination date to be determined by Employer upon notice of resignation) and any earned but unused vacation days.

     8. Disclosure of Information. Employee agrees that he will not, during employment or any time after termination of employment hereunder, without authorization of Employer, disclose to, or make use of for himself or for any person, corporation or other entity, any files, videos, trade secrets, papers, photographs, presentations, recipes, specifications, drawings, salary structures, sources of income, business plans, minutes of meetings, contractual arrangements, or other confidential information concerning the business, clients, methods, operations, financing or services of Employer. Trade secrets and confidential information shall mean information disclosed to Employee or known by him as a consequence of his employment by Employer, and not generally known to the restaurant industry.

9. Non-Compete.

     a. In further consideration of the compensation to be paid to Employee hereunder, Employee acknowledges that in the course of his employment with Employer and its Subsidiaries and Affiliates he shall become familiar, and during his employment with Employer he has become familiar, with Employer’s trade secrets and with other Confidential Information concerning Employer and its predecessors and its Subsidiaries and Affiliates and that his services have been and shall be of special, unique and extraordinary value to Employer. Therefore, Employee agrees that during his employment and for a period of one year following his last day of employment (hereafter referred to as the “Non-compete Period”), Employee shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business or enterprise identical to or similar to any such business which is engaged in by Employer, its Subsidiaries or Affiliates or any of their respective franchises, which shall include any restaurant business that derives more than 25% of its revenues from the sale of steak and steak dishes and which has an average guest check greater than $35, (the “Business”), as of the date of this Agreement, which shall for purposes of illustration and not limitation include the following chains and their parent companies, subsidiaries and other affiliates: Morton’s Restaurant Group, The Palm, Smith & Wollensky, Chart House Enterprises, Del Frisco’s, Sullivan’s, The Capital Grille and Fleming’s. Nothing herein shall prohibit Employee from being a passive owner of not more than two-percent (2%) of the outstanding stock of any class of a corporation that is publicly traded, so long as Employee has no active participation in the business of such corporation. This restriction will not apply if Employee is employed as an officer of a business, including, but not limited to, a casino or hotel, that as an ancillary service provides fine dining as defined in this paragraph. The term “ancillary” assumes that less than fifty-percent 50% of the business revenues are derived from its dining facilities.

     b. During the Non-compete Period, Employee shall not directly or indirectly through another entity (i) induce or attempt to induce any non-hourly or management employee of Employer or any Subsidiary or Affiliate to leave the employ of Employer or such Subsidiary or Affiliate, or in any way interfere with the relationship between Employer or any Subsidiary or Affiliate and any employee thereof, (ii) hire any person who was an employee of Employer or any Subsidiary or Affiliate at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of Employer or any Subsidiary or Affiliate to cease doing business between any such customer, supplier, licensee or business relation and Employer or any Subsidiary or Affiliate (including, without limitation, making any negative, derogatory or disparaging statements or communications regarding Employer or its Subsidiaries, Affiliates, employees or franchisees).

     10. Surrender of Books and Records. Employee acknowledges that all files, lists, books, records, photographs, videotapes, slides, specifications, drawings or any other materials used or created by Employee or used or created by Employer in connection with the conduct of its business, shall at all times remain the property of Employer and that upon termination of employment hereunder, irrespective of the time, manner or cause of said termination, Employee will surrender to Employer all such files, lists, books, records, photographs, videotapes, slides, specifications, drawings or any other materials.

     11. Execution and Mutual Releases. Upon fulfillment of all rights and obligations created herein, Employer and Employee agree to execute mutual releases in favor of the other unless otherwise prohibited by law.

     12. Severability. If any provision of this Letter of Understanding shall be held invalid or unenforceable, the remainder of this Letter shall, nevertheless, remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall, nevertheless, remain in full force and effect in all other circumstances.

     13. Notice. All notices required to be given under the terms expressed hereunder shall be in writing, shall be effective upon receipt, and shall be delivered to the addressee in person or mailed by certified mail, returned receipt requested:

If to Employer, addressed to:

Ruth’s Chris Steak House, Inc. 500 International Parkway Suite 100 Heathrow, FL 32746 Attn: CEO

If to Employee, addressed to:

     ________________________

________________________

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or such other address as a party shall have designated for notices to be given to him or it by notice given in accordance with this paragraph.

     14. Governing Law and Resolution of Dispute. Employee’s terms of employment shall be governed by and construed in accordance with the laws of or applicable to the State of Delaware. Any dispute, controversy or claim arising out of or relating to Employee’s terms of employment, or the breach therefore, shall be resolved by arbitration conducted in accordance with the rules then existing of the American Arbitration Association, applying the substantive law of the State of Delaware. The parties further agree that any such arbitration shall be conducted in Seminole County, Florida.

Date: ____________________ , 20__.

WITNESS: RUTH’S CHRIS STEAK HOUSE, INC
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[EMPLOYEE]